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                                                                    EXHIBIT 21-1
Subsidiaries of Exelon Corporation

                                                                 Jurisdiction of
Subsidiary                                                       Incorporation
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Commonwealth Edison Company                                      Illinois
Exelon Energy Delivery Company, LLC                              Delaware
Exelon Generation Company, LLC                                   Pennsylvania
Exelon Ventures Company, LLC                                     Delaware
PECO Energy Company                                              Pennsylvania